As filed with the Securities and Exchange Commission on December 28, 2009

Registration No. 333-44897

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MONTEREY GOURMET FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0227341
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1528 Moffett Street

Salinas, California 93905

(Address, including zip code, of Principal Executive Offices)

Monterey Pasta Company First Amended and Restated 1993 Stock Option Plan

(Full title of the plan)

Scott S. Wheeler

Chief Financial Officer

Monterey Gourmet Foods, Inc.

1528 Moffett Street

Salinas, California 93905

(831) 753-6262

(Name, address, and telephone number, including area code, of agent for service)

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-44897), pertaining to the registration of 540,000 shares of common stock, par value $0.001 per share (“Common Stock”), of Monterey Gourmet Foods, Inc. (the “Company”), issuable under the Monterey Pasta Company First Amended and Restated 1993 Stock Option Plan, which was filed with the Securities and Exchange Commission on January 26, 1998 (the “Registration Statement”).

On December 14, 2009, pursuant to an Agreement and Plan of Merger, dated as of October 9, 2009, by and among Pulmuone U.S.A., Inc. (“Parent”), Pulmuone Cornerstone Corporation, a wholly owned subsidiary of Parent (“Purchaser”), and the Company, Purchaser merged with and into the Company, with the Company being the surviving entity and becoming a wholly owned subsidiary of Parent. The Company intends to file a certification and notice of termination on Form 15 with respect to the Common Stock.

The undersigned hereby removes and withdraws from registration all shares of Common Stock registered pursuant to the Registration Statement that remain unsold.

[Signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salinas, State of California, on December 28, 2009.

MONTEREY GOURMET FOODS, INC.

By:	/s/ SCOTT S. WHEELER
Scott S. Wheeler Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ YOUNG CHUL KANG Young Chul Kang	Chief Executive Officer (Principal Executive Officer)	December 28, 2009

/S/ SCOTT S. WHEELER Scott S. Wheeler	Chief Financial Officer (Principal Financial and Accounting Officer)	December 28, 2009

/S/ YOUNG CHUL KANG Young Chul Kang	Director	December 28, 2009